EXHIBIT 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-65486 of Northern Illinois Gas Company on Form S-3 of our report dated February 28, 2003, appearing in the Annual Report on Form 10-K of Northern Illinois Gas Company for the year ended December 31, 2002. We also consent to the reference to us as “Experts” in the Current Report on Form 8-K of Northern Illinois Gas Company, dated December 2, 2003, which is incorporated by reference in such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, IL

December 2, 2003